DIRECTOR AND CFO SERVICES AGREEMENT

THIS AGREEMENT (“Agreement”) made the 30th day of November, 2006 (the “Effective Date”).

BETWEEN:

Lusora Healthcare Systems Inc., a public company incorporated under the laws of the State of Nevada having its head office at 2802
Flintrock Trace, Suite 221 Austin, TX 78738 USA

(the “Company”)

AND:

Julian Lee, a businessman with an address at 30 Roland Gardens,
London, SW7 3PL, UK

(the “Executive Director”)

WHEREAS:

A. The Company is engaged in, among other things, wireless security and healthcare technology (the “Business”); and

B. The Company seeks to receive services from the Executive Director as a Director and Chief Financial Officer (“CFO”), and the Executive Director seeks to provide such services to the Company under the terms and conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each, the parties hereto agree as follows:

ARTICLE 1
APPOINTMENT

1.1 Appointment of Director and CFO. The Company hereby agrees to appoint the Executive Director as a member of its Board (the “Board”) and as its CFO and the Executive Director hereby agrees, upon appointment, to provide the services set out in Article 2 hereof to the Company upon the terms of this Agreement. The term of this Agreement (the “Term”) will commence on December 1, 2006, which date will be deemed the “Effective Date”.

ARTICLE 2
DIRECTOR AND CFO SERVICES

2.1 Director Services. Upon appointment, the Executive Director shall be a member of the Board, participate in meetings of the Board, and otherwise provide the Company with services in accordance with best practices of board governance for public companies from time to time.

2.2 CFO Services. The Executive Director shall use his best efforts to perform the duties of CFO and all of the duties customarily performed by those holding similar positions in like businesses, and agrees to provide at least 25 days of services per annum, notwithstanding time requirements for section 2.1 herein, and public holidays.

2.3 Additional Services. The Executive Director acknowledges that the services of the Executive

Director will be requested from time to time in or outside scheduled meetings and the Executive Director may be called upon, sometimes on short notice, to provide such services for specific concerns or issues that face the Company.

2.4 Independent Advice. The Executive Director may, if necessary in connection with the performing of his duties hereunder, take independent professional advice at the Company’s expense, subject to having first notified the Board.

ARTICLE 3
EXPENSES

3.1 Expense Statements. The Executive Director may incur expenses in the name of the Company as agreed in advance in writing by the Company, as the case may be, such expenses to relate solely to the carrying out of the Executive Director’s duties as a member of the Board and as a CFO. The Executive Director will immediately forward all invoices for expenses incurred on behalf of and in the name of the Company and the Company agrees to pay said invoices directly on a timely basis. Any expenses of $500 or greater incurred by the Executive Director in connection with the carrying out of the Executive Director’s duties as a member of the Boards and as a CFO must be pre-approved by the Company in writing or by email.

ARTICLE 4
COMPENSATION

4.1 Fee. The Company shall pay to the Executive Director US$3,000 per month (the “Fee”), exclusive of bonuses if any as determined by the directors. The Fee shall be payable quarterly, in arrears, commencing December 31, 2006.

4.2 Stock Options. The Company shall grant to the Executive Director stock options of the common stock (the “Stock Options”), as determined by the Board in its discretion, according to a Stock Option agreement to be executed between the Company and the Executive Director on a date following the execution of this Agreement.

4.3 Executive Director’s Acknowledgements. The Executive Director acknowledges that the Options and the shares of common stock underlying the Options may not be registered under the United States Securities Act of 1933 (the “1933 Act”), or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or to U.S. persons, except pursuant to an effective registration statement under the 1933 Act, pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and only in accordance with all applicable securities laws.

ARTICLE 5
DURATION, TERMINATION AND DEFAULT

5.1 Termination. This Agreement is deemed effective on December 1, 2006 and will continue in force and effect until terminated by either party. Either party shall be entitled, at any time, to terminate this Agreement upon written notice delivered to the other party in accordance with the terms hereof. The Company shall reimburse any expenses incurred as required by this Agreement prior to the delivery of such notice. All unvested options of the Executive Director will terminate immediately upon the termination of this Agreement by any party.

5.2 Duties Upon Termination. Upon termination of this Agreement, the Executive Director shall promptly deliver the following in accordance with the directions of the Company:

(a)	a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination; and

(b)	all documents pertaining to the Company or this Agreement, including but not limited to, all books of account, correspondence and contracts.

ARTICLE 6
FIDUCIARY OBLIGATIONS

6.1 Director responsibilities. As a director of a public company, the Executive Director acknowledges that he is to act in the best interests of the Company and owes it a fiduciary duty as a director, to use his experience and judgement for its best interests, to act honestly and in good faith.

ARTICLE 7
MISCELLANEOUS

7.1 Notices. All notices required or allowed to be given under this Agreement shall be made either personally by delivery to or by facsimile or email transmission to the address as hereinafter set forth or to such other address as may be designated from time to time by such party in writing:

(a)	in the case of the Company to:

Lusora Healthcare Systems Inc.
2802 Flintrock Trace, Suite 221 Austin, TX 78738 USA

Attention: Dan Bauer

Fax No: (415) 276-6314
Email: dbauer@lusora.com

and in the case of the Executive Director, to

Julian Lee
30 Roland Gardens
London SW7 3PL
United Kingdom

Email: julian@meleevm.com

(b)	Change of Address. Any party may, from time to time, change its address for service hereunder by written notice to the other party in the manner aforesaid.

7.2 Entire Agreement. As of the date hereof, any and all previous agreements, written or oral between the parties hereto or on their behalf relating to the appointment of the Executive Director by the Company are null and void. The parties hereto agree that they have expressed herein their entire understanding and agreement concerning the subject matter of this Agreement and it is expressly agreed that no implied covenant, condition, term or reservation or prior representation or warranty shall be read into this Agreement relating to or concerning the subject matter hereof or any matter or operation provided for herein.

7.3 Further Assurances. Each party hereto will promptly and duly execute and deliver to the other party such further documents and assurances and take such further action as such other party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created hereby.

7.4 Waiver. No provision hereof shall be deemed waived and no breach excused, unless such waiver or consent excusing the breach is made in writing and signed by the party to be charged with such waiver or consent. A waiver by a party of any provision of this Agreement shall not be construed as a waiver of a further breach of the same provision.

7.5 Indemnity. The Company shall fully indemnify the Executive Director for all losses, costs and expenses in relation to amounts suffered or incurred as a result of carrying out his duties as a director or a CFO of the Company and/or resulting directly or indirectly from his holding of office as a director or a CFO of the Company.

7.6 Amendments in Writing. No amendment, modification or rescission of this Agreement shall be effective unless set forth in writing and signed by the parties hereto.

7.7 Assignment. Except as herein expressly provided, the respective rights and obligations of the Executive Director and the Company under this Agreement shall not be assignable by either party without the written consent of the other party and shall, subject to the foregoing, enure to the benefit of and be binding upon the Executive Director and the Company and their permitted successors or assigns. Nothing herein expressed or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.8 Severability. In the event that any provision contained in this Agreement shall be declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, such provision shall be deemed not to affect or impair the validity or enforceability of any other provision of this Agreement, which shall continue to have full force and effect.

7.9 Headings. The headings in this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

7.10 Number and Gender. Wherever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning the plural or feminine or a body politic or corporate and vice versa where the context so requires.

7.11 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the England, and each of the parties hereto expressly submits to the jurisdiction of the English courts.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

LUSORA HEALTHCARE SYSTEMS INC.

Per:
Authorized Signatory
Name of Signatory: Dan Bauer
Title of Signatory: Director

EXECUTED by Julian Lee in the presence of:	)
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